UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2010

CHASE BANK USA, NATIONAL ASSOCIATION

(Sponsor, Depositor, Originator, Administrator

and Servicer into the Issuing Entities described below)

FIRST USA CREDIT CARD MASTER TRUST

(Issuing Entity of the First USA Collateral Certificate)

CHASE CREDIT CARD MASTER TRUST

(Issuing Entity of the Chase Collateral Certificate)

CHASE ISSUANCE TRUST

(Issuing Entity of the Notes)

(Exact name of registrant as specified in its charter)

Laws of the United States	333-131327	22-2382028
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Chase Bank USA, National Association White Clay Center Building 200 Route 273 Newark, Delaware		19711
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (302) 575-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events

On October 28, 2010, pursuant to Reassignment No. 7 of Receivables in Removed Asset Pool One Accounts (the “APO Reassignment No. 7 of Receivables”), by and between Chase Issuance Trust (the “Trust”) and Wells Fargo Bank, National Association (the “Collateral Agent”), the Collateral Agent reconveyed accounts with an approximate aggregate amount of credit card receivables of $5 billion to the Trust.

On October 28, 2010, pursuant to Reassignment No. 7 of Receivables in Removed Accounts (the “TSA Reassignment No. 7 of Receivables” and together with the APO Reassignment No. 7 of Receivables, “Reassignment No. 7”), by and between Chase Bank USA, National Association (the “Bank”) and the Trust, the Trust reconveyed accounts with an approximate aggregate amount of credit card receivables of $5 billion to the Bank.

The Bank services the receivables that are included in Reassignment No. 7 and will continue to service the accounts associated with such receivables following Reassignment No. 7.

The management of the Bank believes that Reassignment No. 7 will have no material effect on the Trust or the asset backed securities issued by the Trust.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statement and Exhibits.

The following exhibit is filed as a part of this report:

(10.1)	Reassignment No. 7 of Receivables in Removed Asset Pool One Accounts, dated as of October 28, 2010, by and between Chase Issuance Trust and Wells Fargo Bank, National Association.

(10.2)	Reassignment No. 7 of Receivables in Removed Accounts, dated as of October 28, 2010, by and between Chase Bank USA, National Association and Chase Issuance Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHASE BANK USA, NATIONAL ASSOCIATION

as Sponsor, Depositor, Originator, Administrator

and Servicer of the First USA Credit Card Master Trust, the Chase Credit Card Master Trust and the Chase Issuance Trust

By:	/s/ Patricia M. Garvey
	Name:	Patricia M. Garvey
	Title:	Vice President

Date: October 28, 2010